EXHIBIT 10.89


                                                             Execution Version









                           RECEIVABLES SALE AGREEMENT


                            Dated as of April 8, 2003

                                      among

                      PUBLIC SERVICE COMPANY OF NEW MEXICO
                                  as Originator

                                       and

                             PNM RECEIVABLES CORP.,
                                    as Buyer



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                           RECEIVABLES SALE AGREEMENT


                  THIS RECEIVABLES SALE AGREEMENT, dated as of April 8, 2003, is by and between PUBLIC SERVICE COMPANY OF NEW MEXICO, a New Mexico corporation ("Originator"), and PNM Receivables Corp., a Delaware corporation ("Buyer"). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Article I.


                             PRELIMINARY STATEMENTS

                  Originator now owns, and from time to time hereafter will own, Receivables. Originator wishes to sell and assign to Buyer, and Buyer wishes to purchase from Originator, all of Originator's right, title and interest in and to such Receivables, together with the Related Security and Collections with respect thereto.

                  Originator and Buyer intend the transactions contemplated hereby to be true sales of the Receivables from Originator to Buyer, providing Buyer with the full benefits of ownership of the Receivables, and Originator and Buyer do not intend these transactions to be, or for any purpose to be characterized as, loans from Buyer to Originator.

                  Following the purchase of Receivables from Originator, Buyer will sell undivided interests therein and in the associated Related Security and Collections pursuant to that certain Receivables Purchase Agreement dated as of April 8, 2003 (as the same may from time to time hereafter be amended, supplemented, restated or otherwise modified, the "Purchase Agreement") among Buyer, Public Service Company of New Mexico, as Servicer, EagleFunding Capital Corporation ("EagleFunding") and the other financial institutions from time to time party to thereto as "Conduit Investors", the financial institutions from time to time party thereto as "Alternate Investors", Fleet Securities, Inc. ("FSI") and the other financial institutions from time to time party thereto as "Managing Agents", and FSI or any successor agent appointed pursuant to the terms of the Purchase Agreement, as Deal Agent (in such capacity, the "Deal Agent").

                                    ARTICLE I

                                   DEFINITIONS

                  As used in this Agreement and the Exhibits, Schedules and Annexes hereto, capitalized terms have the meanings set forth in this Article I (such meanings to be equally applicable to the singular and plural forms thereof). If a capitalized term is used in this Agreement, or in any Exhibit, Schedule or Annex hereto, and not otherwise defined therein or in this Article I, such term shall have the meaning assigned thereto in Article I to the Purchase Agreement.

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                  "Agreement" means this Receivables Sale Agreement, dated as of
April 8, 2003, among Originator and Buyer, as the same may be amended, restated or otherwise modified.

                  "Authorized Officer" means, with respect to any Person, its chief financial officer, the chief accounting officer, the senior vice president-finance, the treasurer, or corporate controller, or any other officer of whose primary duties are similar to the duties of any of the previously listed officers.

                  "Business Day" means any day on which banks are not authorized or required to close in New York, New York or Boston, Massachusetts.

                  "Buyer" has the meaning set forth in the preamble.

                  "Calculation Period" means each calendar month or portion thereof which elapses during the term of this Agreement. The first Calculation Period shall commence on the date of the initial Purchase of Receivables hereunder and the final Calculation Period shall terminate on the Termination Date.

                  "Change of Control" means PNM Resources Inc.'s failure to own, directly or indirectly, 100% of the issued and outstanding common stock of Originator.

                  "Collections" means, with respect to any Receivable, all cash collections in respect of such Receivable, including, without limitation, all yield, Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.

                  "Credit and Collection Policy" means Originator's credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit III, as modified from time to time in accordance with this Agreement.

                  "Deal Agent" has the meaning set forth in the Preliminary Statements.

                  "Default Fee" means a per annum rate of interest equal to the sum of (i) the LIBO Rate, plus (ii) 2.00% per annum.

                  "Dilutions" means, at any time, the aggregate amount of reductions or cancellations described in Section 2.3(a).

                  "Discount Factor" means a percentage calculated to provide Buyer with a reasonable return on its investment in the Receivables after taking account of (i) the time value of money based upon the anticipated dates of collection of the Receivables and the cost to Buyer of financing its investment in the Receivables during such period and (ii) the risk of nonpayment by the Obligors. Originator and Buyer may agree from time to time to change the Discount Factor based on changes in one or more of the items affecting the calculation thereof, provided that any change to the Discount Factor shall take effect as of the commencement of a Calculation Period, shall apply only prospectively and shall not affect the Purchase Price payment in respect of Purchase which occurred during any Calculation Period ending prior to the Calculation Period during which Originator and Buyer agree to make such change.

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                  "EagleFunding" has the meaning set forth in the Preliminary
Statements.

                  "Federal Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as amended and any successor statute thereto.

                  "Intended Characterization" means, for income tax purposes, the characterization of the acquisition by the Investors of Investor Interests under the Purchase Agreement as a loan or loans by the Investors to Buyer secured by the Receivables, the Related Security and the Collections.

                  "Investor" means a Conduit Investor or an Alternate Investor, as applicable.

                  "Material Adverse Effect" means a material adverse effect on
(i) the ability of Originator to perform its obligations under this Agreement or any other Transaction Document, (ii) the legality, validity or enforceability of this Agreement or any other Transaction Document, (iii) Originator's, Buyer's, the Deal Agent's or any Investor's interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

                  "Net Value" means, as of any date of determination, an amount equal to the sum of (i) the aggregate Outstanding Balance of the Receivables at such time, minus (ii) the sum of (A) the aggregate Capital outstanding at such time, plus (B) the Aggregate Reserves.

                  "Net Worth" means as of the last Business Day of each Calculation Period preceding any date of determination, the excess, if any, of
(a) the aggregate Outstanding Balance of the Receivables at such time, over (b) the sum of (i) the aggregate Capital outstanding at such time, plus (ii) the aggregate outstanding principal balance of the Subordinated Loans (including any Subordinated Loan proposed to be made on the date of determination).

                  "Original Balance" means, with respect to any Receivable, the Outstanding Balance of such Receivable on the date it was purchased by Buyer.

                  "Originator" has the meaning set forth in the preamble.

                  "PNM Resources, Inc." means PNM Resources, Inc. a New Mexico corporation.

                  "Potential Termination Event" means an event which, with the passage of time or the giving of notice, or both, would constitute an Termination Event.

                  "Prime Rate" means a per annum rate equal to the higher of (i) the "prime rate" announced by the Reference Bank from time to time, changing when and as such rate changes or (ii) the Federal Funds Effective Rate plus ..50%.

                  "Purchase" means a purchase under this Agreement by Buyer from Originator of the Receivables, the Related Security and the Collections related thereto, together with all related rights in connection therewith as described in Section 2.1.

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                  "Purchase Agreement" has the meaning set forth in the
Preliminary Statements.

                  "Purchase Price" means, with respect to any Purchase from Originator on any date, the aggregate price to be paid to Originator for such Purchase in accordance with Section 2.2 for the Receivables, Related Security and Collections being sold to Buyer on such date, which price shall equal (i) the product of (x) the Original Balance of such Receivables, multiplied by (y) one minus the Discount Factor then in effect, minus (ii) any Purchase Price Credits to be credited against the Purchase Price otherwise payable in accordance with Section 2.3.

                  "Purchase Price Credit" has the meaning set forth in Section 2.3.

                  "Receivable" means the indebtedness and other obligations owed to Originator (without giving effect to any transfer or conveyance under this Agreement) or Buyer (after giving effect to the transfers under this Agreement) or in which Originator has a security interest or other interest, including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods, gas or electricity, the transportation of gas or the rendering of services by Originator and includes, without limitation, the obligation to pay any Finance Charges with respect thereto, provided, however, that the term "Receivable" shall not include any Wholesale Receivables. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor or Originator treats such indebtedness, rights or obligations as a separate payment obligation.

               "Related Security" means, with respect to any Receivable:

               (i) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

               (ii) all guaranties, letters of credit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

               (iii) all service contracts and other contracts and agreements associated with such Receivable,

               (iv)  all Records related to such Receivable,

               (v) all of Originator's right, title and interest in, to and under any contracts or agreements providing for the servicing of such Receivable, and

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               (vi)  all proceeds of any of the foregoing.

                  "Required Capital Amount" means, as of any date of determination, an amount equal to the greatest of (a) $2,000,000 and (b) 3% of the aggregate Outstanding Balance of all Receivables.

                  "Subordinated Loan" has the meaning set forth in Section
2.2(a).

                  "Subordinated Note" means a promissory note in substantially the form of Exhibit IV hereto as more fully described in Section 2.2, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "Subsidiary" of a Person means, as to any Person, a corporation, partnership or other entity of which more than 50% of the outstanding shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect directors or other managers of such corporation, partnership or other entity are at the time owned, directly or indirectly, through one or more Subsidiaries of such Person, by such Person.

                  "Termination Date" means the earliest to occur of (i) the Amortization Date under the Purchase Agreement, (ii) the Business Day immediately prior to the occurrence of an Termination Event set forth in Section 6.1(d), (iii) the Business Day specified in a written notice from Buyer to Originator following the occurrence of any other Termination Event, and (iv) the date which is three (3) Business Days after Buyer's receipt of written notice from Originator that the Originator wishes to terminate the facility evidenced by this Agreement.

                  "Termination Event" has the meaning set forth in Section 6.1.

                  "Wholesale Receivables" means any indebtedness and other obligations owed to Originator (without giving effect to any transfer or conveyance under this Agreement) or Buyer (after giving effect to the transfers under this Agreement) or in which Originator has a security interest or other interest, including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods, gas or electricity, the transportation of gas or the rendering of services by the Originator to a customer who is not either (i) a "residential customer" in accordance with the Credit and Collection Policy or (ii) a "commercial customer." A "commercial customer" shall include any business to whom goods, gas or electricity is provided on a metered or measured basis for on-site commercial or industrial uses.

All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New Mexico, and not specifically defined herein, are used herein as defined in such
Article 9.

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                                   ARTICLE II

                                AMOUNTS AND TERMS

                  Section 2.1       Purchase of Receivables.

                  (a) Upon the terms and subject to the conditions hereof, Buyer hereby agrees to buy, and Originator hereby agrees to sell, all of Originator's right, title and interest in and to all of its Receivables (each such transaction, a "Purchase"). On the date of the initial Purchase from Originator, Buyer shall acquire all of Originator's right, title and interest in and to all Receivables then outstanding, together with all Related Security relating thereto and all Collections thereof. On each Business Day thereafter until the Termination Date with respect to Originator, Buyer shall Purchase all of Originator's right, title and interest in and to all Receivables which were not previously Purchased by Buyer hereunder. Prior to making the initial Purchase hereunder, Buyer may request of Originator, and Originator shall deliver, such approvals, opinions, information, reports or documents as Buyer may reasonably request.

                  (b) It is the intention of the parties hereto that each Purchase of Receivables made hereunder shall constitute a "sale of accounts" (as such term is used in Article 9 of the UCC), which sales are absolute and irrevocable and provide Buyer with the full benefits of ownership of the Receivables. Except for the Purchase Price Credits owed pursuant to Section 2.3, each sale of Receivables hereunder is made without recourse to Originator; provided, however, that (i) Originator shall be liable to Buyer for all representations, warranties and covenants made by Originator pursuant to the terms of the Transaction Documents to which Originator is a party, and (ii) such sale does not constitute and is not intended to result in an assumption by Buyer or any assignee thereof of any obligation of Originator or any other Person arising in connection with the Receivables, the related Contracts and/or other Related Security or any other obligations of Originator. In view of the intention of the parties hereto that the Purchase of Receivables made hereunder shall constitute a sale of such Receivables rather than loans secured thereby, Originator agrees, on or prior to the Initial Cutoff Date and in accordance with
Section 5.1(e)(ii), to mark its master data processing records relating to the Receivables with a legend acceptable to Buyer and to the Deal Agent (as Buyer's assignee), evidencing that Buyer has purchased such Receivables as provided in this Agreement and to note in its financial statements that its Receivables have been sold to Buyer. Upon the request of Buyer or the Deal Agent (as Buyer's assignee), Originator will execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of Buyer's ownership interest in the Receivables and the Related Security and Collections with respect thereto, or as Buyer or the Deal Agent (as Buyer's assignee) may reasonably request.

                  Section 2.2       Payment for the Purchases.

                  (a) The Purchase Price for each Purchase of Receivables in existence on the close of business on April 11, 2003 (the "Initial Cutoff Date") shall be payable in full by Buyer to Originator on April 14, 2003, and shall be paid to Originator in the following manner:

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                  (i) by delivery of immediately available funds, to the extent of funds made available to Buyer in connection with its subsequent sale of an interest in such Receivables to the Investors under the Purchase Agreement after the payment of its operating costs and any amounts payable under the Purchase Agreement; provided that a portion of such funds shall be offset by any amounts owed by Originator to Buyer on account of the issuance to the Originator of the capital stock of the Buyer having a total value of not less than the Required Capital Amount, and

                  (ii) the balance, by delivery of the proceeds of an advance in respect of the subordinated revolving loan from Originator to Buyer (each, a "Subordinated Loan") in an amount not to exceed the least of (A) the remaining unpaid portion of such Purchase Price, (B) the maximum Subordinated Loan that could be borrowed without rendering Buyer's Net Worth less than the Required Capital Amount and (C) the maximum Subordinated Loan that could be borrowed without rendering the Net Value less than the aggregate outstanding principal balance of the Subordinated Loans (including the Subordinated Loan proposed to be made on such date). Originator is hereby authorized by Buyer to endorse on the schedule attached to the Subordinated Note an appropriate notation evidencing the date and amount of each advance thereunder, as well as the date of each payment with respect thereto, provided that the failure to make such notation shall not affect any obligation of Buyer thereunder.

The Purchase Price for each Receivable coming into existence after the Initial Cutoff Date shall be due and owing in full by Buyer to Originator or its designee on the date each such Receivable came into existence (except that Buyer may, with respect to any such Purchase Price, offset against such Purchase Price any amounts owed by Originator to Buyer hereunder and which have become due but remain unpaid) and shall be paid to Originator in the manner provided in the following paragraphs (b), (c) and (d).

                  (b) With respect to any Receivables coming into existence after the Initial Cutoff Date, on each Settlement Date Buyer shall pay the Purchase Price therefor in accordance with Section 2.2(d) and in the following manner:

                  first, by delivery of immediately available funds, to the extent of funds available to Buyer from its subsequent sale of an interest in the Receivables to the Deal Agent for the benefit of the Investors under the Purchase Agreement or other cash on hand;

                  second, by delivery of the proceeds of a Subordinated Loan, provided that the making of any such Subordinated Loan shall be subject to the provisions set forth in Section 2.2(a)(ii); and

                  third, unless Originator has declared the Termination Date to have occurred pursuant to Section 6.2, by accepting a contribution to its capital of Receivables having a Purchase Price equal to the remaining unpaid balance of such Purchase Price.

Subject to the limitations set forth in Section 2.2(a)(ii), Originator irrevocably agrees to advance each Subordinated Loan requested by Buyer on or prior to the Termination Date. The Subordinated Loans shall be evidenced by, and

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shall be payable in accordance with the terms and provisions of the Subordinated
Note and shall be payable solely from funds which Buyer is not required under the Purchase Agreement to set aside for the benefit of, or otherwise pay over to, the Investors.

                  (c) From and after the Termination Date, Originator shall not be obligated to (but may, at Originator's option): (i) sell Receivables to Buyer, or contribute Receivables to Buyer's capital pursuant to clause third of
Section 2.2(b) unless Originator reasonably determine that the Purchase Price therefor will be satisfied with funds available to Buyer from sales of interests in the Receivables pursuant to the Purchase Agreement, Collections, proceeds of Subordinated Loans or otherwise.

                  (d) Although the Purchase Price for each Receivable coming into existence after the Initial Cutoff Date shall be due and payable in full by Buyer to Originator on the date such Receivable came into existence, settlement of the Purchase Price between Buyer and Originator shall be effected on a monthly basis on Settlement Dates with respect to all Receivables coming into existence during the immediately preceding Calculation Period and based on the information contained in the Monthly Report delivered by the Servicer pursuant to Article IX of the Purchase Agreement for the Calculation Period then most recently ended. Although settlement shall be effected on Settlement Dates, increases or decreases in the amount owing under the applicable Subordinated Note made pursuant to Section 2.2(b) and any contribution of capital by Originator to Buyer made pursuant to Section 2.2(b) shall be deemed to have occurred and shall be effective as of the last Business Day of the Calculation Period to which such settlement relates.

                  Section 2.3 Purchase Price Credit Adjustments. If on any day:

                  (a) the Outstanding Balance of a Receivable is:

                  (i) reduced as a result of any defective or rejected goods or services, any discount or any adjustment (including, without limitation as a result of billing errors, meter-reading errors, rate adjustments or allowances for outages) or otherwise by Originator (other than cash Collections on account of the Receivables),

                  (ii) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), or

                  (b) any of the representations and warranties set forth in
Article III are no longer true with respect to any Receivable,

then, in such event, Buyer shall be entitled to a credit (each, a "Purchase Price Credit") against the Purchase Price otherwise payable hereunder equal to the Outstanding Balance of such Receivable. If such Purchase Price Credit exceeds the Original Balance of the Receivables coming into existence on any day, then Originator shall pay the remaining amount of such Purchase Price Credit in cash within 5 Business Days thereafter, provided that if the Termination Date has not occurred, Originator shall be allowed to deduct the remaining amount of such Purchase Price Credit from any indebtedness owed to it under the applicable Subordinated Note.

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                  Section 2.4 Payments and Computations, Etc. All amounts to be paid or deposited by Buyer to Originator hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to the account of Originator as is designated from time to time by Originator or as otherwise directed by Originator. In the event that any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day. If any Person fails to pay any amount hereunder when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid in full; provided, however, that such Default Fee shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

                  Section 2.5 Transfer of Records.

                  (a) In connection with the Purchase of Receivables hereunder, Originator hereby sells, transfers, assigns and otherwise conveys to Buyer all of Originator's right and title to and interest in the Records relating to all Receivables sold hereunder, without the need for any further documentation in connection with the Purchase. In connection with such transfer, Originator hereby grants to each of the Deal Agent and the Servicer an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by Originator to account for the Receivables, to the extent necessary to administer the Receivables, whether such software is owned by Originator or is owned by others and used by Originator under license agreements with respect thereto, provided that should the consent of any licensor of Originator to such grant of the license described herein be required, Originator hereby agrees that upon the request of the Servicer or the Deal Agent, Originator will use its reasonable efforts to obtain the consent of such third-party licensor. The license granted hereby shall be irrevocable, and shall terminate on the date this Agreement terminates in accordance with its terms.

                  (b) Originator (i) shall take such action requested by Buyer and/or the Deal Agent (as Buyer's assignee), from time to time hereafter, that may be necessary or appropriate to ensure that Buyer and its assigns under the Purchase Agreement have an enforceable ownership interest in the Records relating to the Receivables purchased from Originator hereunder, and (ii) shall use its reasonable efforts to ensure that the Deal Agent and the Servicer each has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for the Receivables and/or to recreate such Records.

                  Section 2.6 Characterization. If, notwithstanding the intention of the parties expressed in Section 2.1(b), any sale or contribution by Originator to Buyer of Receivables hereunder shall be characterized as a secured loan and not a sale or such sale shall for any reason be ineffective or unenforceable, then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law. For this purpose and without being in derogation of the parties' intention that the sale of Receivables hereunder shall constitute a true sale thereof, Originator hereby grants to Buyer a duly perfected security interest in all of Originator's right, title and interest in, to and under all of its Receivables now existing and hereafter arising, all Collections, Related Security and Records with respect thereto, each Lock-Box and Blocked Account and all proceeds of the foregoing, which security interest shall be prior to all other Adverse Claims thereto. After the occurrence of an Termination Event, Buyer and its assigns shall have, in

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addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor after default under the UCC and other applicable law, which rights and remedies shall be cumulative.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  Section 3.1 Representations and Warranties of Originator. Originator hereby represents and warrants to Buyer, as to itself, that:

                  (a) Corporate Existence and Power. It is a corporation duly organized, validly existing and in good standing under the laws of its state of organization, and is duly qualified to do business and is in good standing as a foreign entity, and has and holds all corporate power, and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.

                  (b) Power and Authority; Due Authorization Execution and Delivery. The execution and delivery by it of this Agreement and each other Transaction Document to which it is a party, the performance of its obligations hereunder and thereunder and its use of the proceeds of the Purchases made hereunder, are within its powers and authority, corporate or otherwise, and have been duly authorized by all necessary action, corporate or otherwise, on its part. This Agreement and each other Transaction Document to which it is a party have been duly executed and delivered by it.

                  (c) No Conflict. The execution and delivery by it of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, including, without limitation, the Public Utility Holding Company Act of 1935, as amended, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of it or its Subsidiaries (except as created hereunder) except, in any case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

                  (d) Governmental Authorization. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by it of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder, except for (i) the filing of the financing statements required hereunder and (ii) the approval of the New Mexico Public Regulation Commission, each of which shall have been duly made or obtained.

                  (e) Actions, Suits. There is no litigation, action, suit or other legal or governmental proceeding pending, or to the best of its knowledge,

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threatened, against or affecting it, or any of its properties, in equity, or before or by any court, arbitrator or governmental authority relating to the transactions under this Agreement.

                  (f) Binding Effect. This Agreement and each other Transaction Document to which it is a party constitute its legal, valid and binding obligations, enforceable against it in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (g) Accuracy of Information. All written information heretofore furnished by it or any of its Affiliates to Buyer (or its assigns) for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by it or any of its Affiliates to Buyer (or its assigns) will be, when taken as a whole, true and accurate in all material respects on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein, when taken as a whole, not misleading.

                  (h) Use of Proceeds. No proceeds of the Purchases hereunder will be used (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.

                  (i) Good Title. As of the time each Receivable created by it came into existence, it shall be the legal and beneficial owner of each such Receivable and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents, if any, necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect its ownership interest in each Receivable, its Collections and the Related Security.

                  (j) Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to transfer to Buyer (and Buyer shall acquire from it) legal and equitable title to, with the right to sell and encumber each Receivable existing or hereafter arising, together with the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except as created by the Transactions Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer's ownership interest in the Receivables, the Related Security and the Collections.

                  (k) Places of Business. Its principal places of business, chief executive office, jurisdiction of incorporation or formation and the offices where it keeps all of its Records are located at the address(es) and in the jurisdictions listed on Exhibit I or such other locations of which Buyer has been notified in accordance with Section 5.2(a) in jurisdictions where all action required by Section 5.2(a) has been taken and completed. Its Federal Employer Identification Number and the organizational identification number from its jurisdiction of incorporation are correctly set forth on Exhibit I.

                  (l) Collections. The names and addresses of all Collection Banks in existence on the Closing Date, together with the account numbers of the Blocked Accounts at each Collection Bank and the post office box number of each Lock-Box, are listed on Exhibit II.

                  (m) Material Adverse Effect. Since December 31, 2002 no event has occurred that would have a Material Adverse Effect on (A) its financial condition or operations, (B), its ability to perform its obligations under this Agreement or the other Transaction Documents, or (C) the collectibility of the Receivables originated by it generally or any material portion of such Receivables.

                  (n) Names. In the past five (5) years, it has not used any corporate names, trade names or assumed names other than as listed on Exhibit I.

                  (o) Ownership of Buyer. Originator owns, directly or indirectly, 100% of the issued and outstanding equity interests of Buyer, free and clear of any Adverse Claim. Such equity interests are validly issued, fully paid and nonassessable, and there are no outstanding options, warrants or other rights to acquire equity interests or securities of Buyer.

                  (p) Not a Holding Company or an Investment Company. It is not a "holding company" or a "subsidiary holding company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute or, if so, is in compliance with the requirements thereof or not subject to such requirements. It is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

                  (q) Compliance with Law. It has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Receivable, together with the Contract related thereto, does not contravene any material laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy, but excluding the Federal Assignment of Claims
Act), and no part of such Contract is in violation of any such law, rule or regulation.

                  (r) Compliance with Credit and Collection Policy. It has complied in all material respects with the applicable Credit and Collection Policy with regard to each Receivable originated by it and the related Contract, and has not made any change to such Credit and Collection Policy other than as permitted under Section 5.2(c) and in compliance with the notification requirements in Section 5.1(a)(v).

                  (s) Payments to Originator. With respect to each of the Receivables originated by it and transferred to Buyer hereunder, the Purchase Price received by it constitutes reasonably equivalent value in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by it of any Receivable hereunder is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. ss.ss. 101 et seq.), as amended.

                  (t) Enforceability of Contracts. Each Contract with respect to each Receivable originated by it is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against such Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (u) Eligible Receivables. Each Receivable included in the Net Receivables Balance as an Eligible Receivable on the date it came into existence was an Eligible Receivable on such date.

                  (v) Accounting. The manner in which it accounts for the transactions contemplated by this Agreement does not jeopardize the true sale analysis.

                  (w) Compliance with Representations. On and as of the date of each Purchase and on and as of each subsequent date each Receivable created by it came into existence, it hereby represents and warrants that all of the other representations and warranties set forth in this Article III are true and correct on and as of each such date (and after giving effect to all Receivables in existence on each such date) as though made on and as of each such date.

                                   ARTICLE IV

                             CONDITIONS OF PURCHASE

                  Section 4.1 Conditions Precedent to Initial Purchase. The initial Purchase under this Agreement is subject to the conditions precedent that (a) Buyer shall have received on or before the date of such purchase those documents listed on Schedule A and (b) all of the conditions to the initial purchase under the Purchase Agreement shall have been satisfied or waived in accordance with the terms thereof.

                  Section 4.2 Conditions Precedent to Subsequent Purchases. Buyer's obligation to Purchase Receivables coming into existence after the Initial Cutoff Date shall be subject to the further conditions precedent that
(a) the Amortization Date shall not have occurred; and (b) Buyer (or its assigns) shall have received such other approvals, opinions or documents as it may reasonably request. Originator represents and warrants that the representations and warranties set forth in Article III are true and correct on and as of the date each Receivable came into existence as though made on and as of such date.

                                    ARTICLE V

                                    COVENANTS

                  Section 5.1 Affirmative Covenants of Originator. Until the date on which this Agreement terminates in accordance with its terms, Originator hereby covenants, as to itself, as set forth below:

                  (a) Financial Reporting. It will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish to Buyer (or its assigns):

                  (i) Annual Reporting. Within 120 days after the close of each of Originator's fiscal years, audited financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for such fiscal year, all certified by a Responsible Officer of Originator as fairly presenting in all material respects the financial condition and results of operations of Originator in accordance with GAAP.

                  (ii) Quarterly Reporting. Within 60 days after the close of the first three (3) quarterly periods of each of Originator's fiscal years, balance sheets of Originator as at the close of each such period and statements of income and retained earnings and a statement of cash flows for Originator for the period from the beginning of such fiscal year to the end of such quarter, all certified by a Responsible Officer of Originator as fairly presenting in all material respects the financial condition and results of operations of Originator in accordance with GAAP.

                  (iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit V signed by Originator's Responsible Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

                  (iv) Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than Buyer or the Deal Agent, copies of the same.

                  (v) Change in Credit and Collection Policy. At least thirty
         (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and (A) a notice indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables originated by it or decrease the credit quality of any newly created Receivables, requesting Buyer obtain any consent thereto required under the terms of the Purchase Agreement.

                  (vi) Other Information. Promptly, from time to time, such other information, documents, records or reports relating to (i) the Receivables originated by it or (ii) its condition or operations, financial or otherwise as Buyer (or its assigns) may from time to time reasonably request in order to protect the interests of Buyer (and its assigns) under or as contemplated by this Agreement.

                  (b) Notices. It will notify Buyer (or its assigns) in writing of any of the following promptly (and in any case within two (2) Business Days) upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

                  (i) Termination Events or Potential Termination Events. The occurrence of each Termination Event and each Potential Termination Event, by a statement of one of its Authorized Officers.

                  (ii) Judgment and Proceedings. (1) The entry of any judgment or decree against it or any of its Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against it and its Subsidiaries exceeds $5,000,000, or (2) The institution of any litigation, arbitration proceeding or governmental proceeding against it which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (iii) Material Adverse Effect. The occurrence of any event or condition that has, or could reasonably be expected to have, a Material Adverse Effect.

                  (iv) Defaults Under Other Agreements. The occurrence of a default or an event of default under any financing arrangement evidencing Indebtedness in excess of $5,000,000 pursuant to which it is a debtor or an obligor.

                  (c) Compliance with Laws and Preservation of Corporate Existence. It will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. It will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign entity in each jurisdiction where its business is conducted, except where the failure to so preserve and maintain or qualify could not reasonably be expected to have a Material Adverse Effect.

                  (d) Audits. It will furnish to Buyer (and its assigns) and their respective representatives at all times, upon reasonable prior notice, full and reasonable access during regular business hours to all of its offices and Records (wheresoever located, including, without limitation, any repository used to store any such Records), as appropriate to verify its compliance with this Agreement, and permit Buyer (and its assigns) and their representatives to examine and audit the same, and make photocopies and/or computer tape or other digital media replicas thereof, and it agrees to render to Buyer (and its assigns) and their representatives, at its sole cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Buyer (and its assigns) and their respective representatives shall also have the right to discuss its affairs with its officers and independent accountants and to verify under appropriate procedures the validity, amount, quality, quantity, value and condition of, or any other matter relating to, the Receivables and the Related Security. The number and frequency of any such audits shall be limited to such number and frequency as shall be reasonable in the exercise of the Buyer's (and its assigns'), reasonable commercial judgment but shall in no event be limited to fewer than two such audits per year. Each such audit shall be at the sole expense of Originator).

                  (e) Keeping and Marking of Records and Books.

                  (i) It will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). It will give Buyer (or its assigns) notice of any material change in the administrative and operating procedures referred to in the previous sentence.

                  (ii) It will (A) on or prior to the Initial Cutoff Date, mark its master data processing records and other books and records relating to the Receivables with a legend, acceptable to Buyer (or its assigns), describing Buyer's ownership interests in the Receivables and further describing the Investor Interests of the Deal Agent (on behalf of the Investors) under the Purchase Agreement and (B) when a Termination Event or an Amortization Event exists, upon the request of Buyer (or its assigns), mark each Contract with a legend describing Buyer's ownership interests in the Receivables and further describing the Investor Interests of the Deal Agent (on behalf of the Investors).

                  (f) Compliance with Contracts and Credit and Collection Policy. It will timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables to the extent a failure to comply would adversely affect the collectibility of such Receivables, and (ii) comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract. It will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of Buyer and its assigns.

                  (g) Ownership. It will take all necessary action to establish and maintain, irrevocably in Buyer, legal and equitable title to the Receivables originated by it, and to the Related Security and the Collections with respect to such Receivables, free and clear of any Adverse Claims other than Adverse Claims in favor of Buyer (and its assigns) (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer's interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Buyer as Buyer (or its assigns) may reasonably request).

                  (h) Investors' Reliance. It acknowledges that the Deal Agent and the Investors are entering into the transactions contemplated by the Purchase Agreement in reliance upon Buyer's identity as a legal entity that is separate from it and any of its Affiliates. Therefore, from and after the date of execution and delivery of this Agreement, it will take all reasonable steps including, without limitation, all steps that Buyer or any assignee of Buyer may from time to time reasonably request to maintain Buyer's identity as a separate legal entity and to make it manifest to third parties that Buyer is an entity with assets and liabilities distinct from those of it and any of its Affiliates or other Subsidiaries and not just a division of it. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, it (i) will not hold itself out to third parties as liable for the debts of Buyer nor purport to own the Receivables and other assets acquired by Buyer,
(ii) will take all other actions necessary on its part to ensure that Buyer is at all times in compliance with the covenants set forth in Section 8.1(i) of the Purchase Agreement and (iii) will cause all tax liabilities arising in connection with the transactions contemplated herein or otherwise to be allocated between it and Buyer on an arm's-length basis and in a manner consistent with the procedures set forth in U.S. Treasury Regulations ss.ss.1.1502-33(d) and 1.1552-1.

                  (i) Collections. It will:

                  (i) Prior to June 9, 2003, (A) at any time neither an Amortization Event nor a Downgrade Event exists, cause all Collections to be remitted to a Blocked Account within two (2) Business Days of its receipt thereof and (B) at any time either an Amortization Event or a Downgrade Event exists, cause all Collections to be remitted directly by the applicable Obligor to either a Lock-Box or a Blocked Account, and, at the Buyer's or Deal Agent's (as assignee of Buyer) request, transfer the Collections processing function to a third-party Collections processing company,

                  (ii) From and after June 9, 2003, (A) at any time neither an Amortization Event nor a Downgrade Event exists, cause all Collections to be remitted directly by the applicable Obligor to either a Lock-Box or Blocked Account and (B) at any time either an Amortization Event or a Downgrade Event exists, cause all Collections to be remitted directly by the applicable Obligor to either a Lock-Box or a Blocked Account, and, at the Buyer's or Deal Agent's (as assignee of Buyer) request, transfer the Collections processing function to a third-party Collections processing company,

                  (iii) cause all proceeds from all Lock-Boxes to be deposited into a Blocked Account, and

                  (iv) cause each Blocked Account to be subject at all times to a control agreement or Blocked Account Agreement that is in full force and effect.

         In the event any payments relating to Receivables are remitted directly to it or any of its Affiliates, it will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Blocked Account within two (2) Business Days following receipt thereof and, at all times prior to such remittance, it will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of Buyer and its assigns. It will transfer exclusive ownership, dominion and control of each Lock-Box and Blocked Account to Buyer and, will not grant the right to take dominion and control of any

         Lock-Box or Blocked Account at a future time or upon the occurrence of a future event to any Person, except to Buyer (or its assigns) as contemplated by this Agreement and the Purchase Agreement.

                  (j) Taxes. It will file all tax returns and reports required by law to be filed by it and promptly pay all taxes and governmental charges at any time owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books or where the failure to so file or pay could not reasonably be expected to have a Material Adverse Effect.

                  (k) Insurance. It will maintain in effect, or cause to be maintained in effect, at its own expense, such casualty and liability insurance as it deems appropriate in its good faith business judgement. It will pay or cause to be paid, the premiums therefor. Copies of each policy shall be furnished to Buyer, the Deal Agent and any Investor in certificated form upon Buyer's, the Deal Agent's or such Investor's request. The foregoing requirements shall not be construed to negate, reduce or modify, and are in addition to, its obligations hereunder.

                  Section 5.2 Negative Covenants of Originator. Until the date on which this Agreement terminates in accordance with its terms, Originator hereby covenants, as to itself, that:

                  (a) Name Change, Offices and Records. It will not change its name, identity or corporate structure or its jurisdiction of incorporation or formation (within the meaning of the applicable enactment of the UCC) or relocate its chief executive office or any office where Records are kept unless it shall have: (i) given Buyer (or its assigns) at least forty-five (45) days' prior written notice thereof and (ii) delivered to Buyer (or its assigns) all financing statements, instruments and other documents requested by Buyer (or its assigns) in connection with such change or relocation.

                  (b) Change in Payment Instructions to Obligors. It will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Blocked Account, unless Buyer (or its assigns) shall have received, at least ten
(10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Blocked Account or Lock-Box, an executed Blocked Account Agreement with respect to the new Blocked Account or Lock-Box; provided, however, that it may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Blocked Account.

                  (c) Modifications to Contracts and Credit and Collection Policy. It will not make any change to the Credit and Collection Policy that could adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables. Except as otherwise permitted in its capacity as Servicer pursuant to Article IX of the Purchase Agreement, it will not extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

                  (d) Sales, Liens. It will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Blocked Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of Buyer provided for herein), and it will defend the right, title and interest of Buyer in, to and under any of the foregoing property, against all claims of third parties claiming through or under it.

                  (e) Accounting for Purchase. It will not, and will not permit any Affiliate to, account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than the sale of the Receivables and the Related Security by it to Buyer or in any other respect account for or treat the transactions contemplated hereby in any manner other than as a sale of the Receivables and the Related Security by it to Buyer except to the extent that such transactions are not recognized on account of consolidated financial reporting in accordance with GAAP.

                  (f) Mergers, Acquisitions etc. Originator will not merge into or consolidate with any other Person or permit any other Person (without the prior written consent of the Deal Agent, as assignee of the Buyer, not to be unreasonably withheld) to merge with or into or consolidate with it, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or substantially all of the assets of any other Person (whether directly by purchase, lease or other acquisition of all or substantially all of the assets of such Person or indirectly by purchase or other acquisition of all or substantially all of the capital stock of such other Person) other than acquisitions in the ordinary course of Originator's business.

                                   ARTICLE VI

                               TERMINATION EVENTS

                  Section 6.1 Termination Events. The occurrence of any one or more of the following events shall constitute an Termination Event:

                  (a) Originator shall fail (i) to make any payment or deposit required hereunder when due and such failure continues for one (1) Business Day,
(ii) to perform or observe any term, covenant or agreement contained in Section 5.1(a)-(b) and (g)-(i), Section 5.2, Section 6.1 (other than as referred to in clause (i) of this paragraph (a) and Section 6.1(d)) , and such failure shall continue for three (3) consecutive Business Days after the earlier of receipt of written notice thereof from Buyer (or its assignees) or Originator's Responsible Officer's or other corporate officer's actual knowledge thereof or (iii) to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (i) or (ii) of this paragraph (a) and paragraph 5.1(d)) and such failure shall continue for twenty (20) consecutive days after the earlier of receipt of written notice thereof from Buyer (or its assignees) or Originator's Responsible Officer's or other corporate officer's actual knowledge thereof.

                  (b) Any representation, warranty, certification or statement made by Originator in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been (i) with respect to any representations warranties, certifications or statements which contain a materiality qualifier, incorrect in any respect when made or deemed made and (ii) with respect to any representations, warranties, certifications or statements which do not contain a materiality qualifier, incorrect in any material respect when made or deemed made.

                  (c) Failure of Originator or any of its Subsidiaries to pay any Indebtedness when due (after giving effect to any grace period applicable thereto) in excess of $20,000,000; or the default by Originator or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of Originator or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

                  (d) (i) Originator or its Subsidiaries shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Originator or its Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (ii) Originator or its Subsidiaries shall take any corporate action to authorize any of the actions set forth in the foregoing clause (i) of this subsection (d).

                  (e) A Change of Control shall occur.

                  (f) The entry of any judgment or decree against Originator or any of its Subsidiaries if the amount of such judgment or decree exceeds $20,000,000 individually or if the amount of all judgments and decrees then outstanding against Originator and its Subsidiaries exceeds $40,000,000 in the aggregate, and such judgment or decree shall continue unsatisfied, undischarged and unstayed for a period ending on the first to occur of (i) the last day on which such judgment or decree becomes final and unappealable and, where applicable, with the status of a judicial lien or (ii) 60 days.

                  Section 6.2 Remedies. Upon the occurrence and during the continuation of an Termination Event, Buyer may take any of the following actions: (i) declare the Termination Date to have occurred, whereupon the Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by Originator; provided, however, that upon the occurrence of Termination Event described in
Section 6.1(d), or of an actual or deemed entry of an order for relief with respect to Originator under the Federal Bankruptcy Code, the Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by Originator and (ii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any amounts then due and owing by Buyer to Originator. The aforementioned rights and remedies shall be in addition to all other rights and remedies of Buyer and its assigns available under this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

                                   ARTICLE VII

                                 INDEMNIFICATION

                  Section 7.1 Indemnities by Originator. Without limiting any other rights that Buyer may have hereunder or under applicable law, Originator hereby agrees to indemnify Buyer and its assigns, officers, directors, agents and employees (each an "Indemnified Party") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of Buyer) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by Buyer of an interest in the Receivables, excluding, however:

                  (i) Indemnified Amounts to the extent that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification, provided, that it is the intention of Originator to indemnify such Indemnified Party against the consequences of their own negligence;


                  (ii) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

                  (iii) taxes imposed by the jurisdiction in which such Indemnified Party's principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the Intended Characterization;

provided, however, that nothing contained in this sentence shall limit the liability of Originator or limit the recourse of Buyer to Originator for amounts otherwise specifically provided to be paid by Originator under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, Originator shall indemnify Buyer for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to Originator) relating to or resulting from:

                  (i) any representation or warranty made by Originator (or any officers of any such Person) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

                  (ii) the failure by Originator to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

                  (iii) any failure of Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

                  (iv) any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

                  (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                  (vi) the commingling of Collections of Receivables at any time with other funds;

                  (vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of a Purchase, the ownership of the Receivables or any other investigation, litigation or proceeding relating to Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

                  (viii) any Termination Event described in Section 6.1(d);

                  (ix) any failure to vest and maintain vested in Buyer, or to transfer to Buyer, legal and equitable title to, and ownership of, the Receivables, the Related Security and the Collections, free and clear of any Adverse Claim (except as created by the Transaction Documents);

                  (x) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of a Purchase or at any subsequent time;

                  (xi) any action or omission by Originator which reduces or impairs the rights of Buyer with respect to any Receivable or the value of any such Receivable; and

                  (xii) any attempt by any Person to void the Purchase hereunder under statutory provisions or common law or equitable action.

                  Section 7.2 Other Costs and Expenses. Originator shall pay to Buyer on demand all costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder. Originator shall pay to Buyer on demand any and all costs and expenses of Buyer, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents (including any amendments hereto or thereto), or the administration of this Agreement following an Termination Event.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  Section 8.1 Waivers and Amendments.

                  (a) No failure or delay on the part of Buyer (or its assigns) in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

                  (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by Originator and Buyer and, to the extent required under the Purchase Agreement, the Deal Agent and the Alternate Investors or the Required Alternate Investors.

                  Section 8.2 Notices. Except as provided below, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature page hereto or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (i) if given by telecopy, upon the receipt thereof, (ii) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (iii) if given by any other means, when received at the address specified in this
Section 8.2.

                  Section 8.3 Protection of Ownership Interests of Buyer.

                  (a) Originator agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that Buyer (or its assigns) may request, to perfect, protect or more fully evidence the Investor Interests, or to enable Buyer (or its assigns) to exercise and enforce their rights and remedies hereunder. At any time, Buyer (or its assigns) may, at Originator's sole cost and expense, direct Originator to notify the Obligors of Receivables of the ownership interests of Buyer under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to Buyer or its designee.

                  (b) If Originator fails to perform any of its obligations hereunder, Buyer (or its assigns) may (but shall not be required to) perform, or cause performance of, such obligation, and Buyer's (or such assigns') costs and expenses incurred in connection therewith shall be payable by Originator as provided in Section 7.2. Originator irrevocably authorizes Buyer (and its assigns) at any time and from time to time in the sole discretion of Buyer (or its assigns), and appoints Buyer (and its assigns) as its attorney(es)-in-fact, to act on its behalf (i) to execute on its behalf as debtor and to file financing statements necessary or desirable in Buyer's (or its assigns') sole discretion to perfect and to maintain the perfection and priority of the interest of Buyer in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as Buyer (or its assigns) in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of Buyer's interests in the Receivables. This appointment is coupled with an interest and is irrevocable.

                  Section 8.4 Confidentiality.

                  (a) Originator shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential proprietary information with respect to the Deal Agent, the Managing Agents, the Conduit Investors and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that Originator and its respective officers and employees may disclose such information to its external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding.

                  (b) Each of Buyer (and its assigns) agrees to exercise its best efforts to keep, and to cause any third party recipient of the information described in this Section 8.4(b) to keep, any information delivered or made available by Originator to it, confidential from anyone other than Persons employed or retained by such party who are or are expected to become engaged in evaluating, approving, structuring or administering the transactions contemplated hereunder; provided that nothing shall prevent Buyer (or its assigns) from disclosing such information (i) to any other party to any Transaction Document for the purpose of administering or enforcing this Agreement or any other Transaction Document, (ii) pursuant to subpoena or upon the order of any court or administrative agency, (iii) upon the request or demand of any governmental authority having jurisdiction over such Person, (iv) if such information has been publicly disclosed without the recipient's violation of its confidentiality obligations, (v) to the extent reasonably required in connection with any litigation to which such Person or such Person's Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Person's legal counsel, independent auditors and other professional advisors, or (viii) to any actual or proposed participant or assignee of such Person (each, a "Transferee") that has agreed in writing to be bound by the provisions of this Section 8.4(b). Unless prohibited from doing so by applicable law, in the event that Buyer (or its assigns) is legally requested or required to disclose any confidential information pursuant to paragraph (ii), (iii), or (v) of this Section 8.4(b), such Person shall notify Originator(s) of such request or requirement and will use reasonable efforts to minimize the disclosure of such information. Subject to the exceptions above to disclosure of information, each of Buyer (and its assigns) agrees that it shall not publish, publicize, or otherwise make public any information regarding this Agreement or the transactions contemplated hereby without the written consent of Originator in its sole discretion.

                  Section 8.5 Bankruptcy Petition. (a) Originator and Buyer each hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior Indebtedness of each Conduit Investor, it will not institute against, or join any other Person in instituting against, such Conduit Investor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

                  (b) Originator hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding Capital, Yield and all other amounts due to the Deal Agent, any Managing Agent or any Investor under the Purchase Agreement, it will not institute against, or join any other Person in instituting against, Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

                  Section 8.6 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW MEXICO, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

                  Section 8.7 CONSENT TO JURISDICTION. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS (A) FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW MEXICO, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE DISTRICT OF NEW MEXICO, AND APPELLATE COURTS FROM ANY THEREOF; (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME; (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH PERSON AT THE ADDRESS SPECIFIED PURSUANT TO SECTION 8.2 OR AT SUCH OTHER ADDRESS OF WHICH THE PARTIES HERETO SHALL HAVE BEEN NOTIFIED PURSUANT THERETO; (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND (E) WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

                  Section 8.8 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

                  Section 8.9 Integration; Binding Effect; Survival of Terms.

                  (a) THIS AGREEMENT, THE SUBORDINATED NOTE AND EACH BLOCKED ACCOUNT AGREEMENT AND ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

                  (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by Originator pursuant to Article III, (ii) the indemnification and payment provisions of
Article VII, and Section 8.5 shall be continuing and shall survive any termination of this Agreement.

                  Section 8.10 Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to "Article," "Section," "Schedule" or "Exhibit" shall mean articles and sections of, and schedules and exhibits to, this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.



                             PUBLIC SERVICE COMPANY OF NEW MEXICO


                             By:  /s/Terry R. Horn
                                --------------------------
                             Name:  Terry R. Horn
                             Title:    V.P. and Treasurer

                                          Address:  Alvarado Square
                                                    Albuquerque, NM  87158
                                          Attention:  Kirk Meyer, MS-2702



                             PNM RECEIVABLES CORP.


                             By: /s/Terry R. H
                                --------------------------
                             Name:  Terry R. Horn
                             Title:    Treasurer

                                          Address:  Alvarado Square
                                                    Albuquerque, NM  87158
                                          Attention:  Kirk Meyer, MS-2702




                               Signature Page to
                           Receivables Sale Agreement

                                    Exhibit I
                                    ---------

                    Places of Business; Locations of Records;
                 State Organizational Identification Number(s);
             Federal Employer Identification Number(s); Other Names


Places of Business:

Locations of Records:

Federal Employer Identification Number:

State Organizational Identification Number:

Corporate, Partnership Trade and Assumed Names:

                                   Exhibit II
                                   ----------

                 Lock-boxes; Blocked Accounts; Collection Banks

----------------------- ----------------------------- --------------------------
    Company                    Bank                             Account Number
----------------------- ----------------------------- --------------------------

                         Bank of America                         #375-0940909

                         Bank of the West:                       #295-002-158

                         Citizens Bank Clovis                    #0105259001

                         Community 1st Anthony                   #8750085699

                         First National Bank of
                         New Mexico                              #0009628

Public Service Company   First State Bank Taos                   #103064158
of New Mexico
                         State National Bank T or C              #4600009199

                         Wells Fargo Bank:                       #6511003433
                                                                 #615320494
                                                                 #6511003698
                                                                 #6515320601
                                                                 #1027501231

                         Western Commerce Carlsbad               #106054
----------------------- ----------------------------- --------------------------


P.O. Box:
---------

P.O. Box 349 Albuquerque, NM 87103

                                   Exhibit III

                          Credit and Collection Policy

                                   Exhibit IV
                                   ----------

                            Form of Subordinated Note

                                SUBORDINATED NOTE

                                                                  April 8, 2003


                  1. Note. FOR VALUE RECEIVED, the undersigned, PNM Receivables Corp., a Delaware corporation ("SPV"), hereby unconditionally promises to pay to the order of Public Service Company of New Mexico, a New Mexico corporation ("Originator"), in lawful money of the United States of America and in immediately available funds, on the date following the Termination Date which is one year and one day after the date on which (i) the Outstanding Balance of all Receivables sold under the "Sale Agreement" referred to below has been reduced to zero and (ii) Originator has paid to Buyer all indemnities, adjustments and other amounts which may be owed thereunder in connection with the Purchases (the "Collection Date"), the aggregate unpaid principal sum outstanding of all "Subordinated Loans" made from time to time by Originator to SPV pursuant to and in accordance with the terms of that certain Receivables Sale Agreement dated as of April 8, 2003 between Originator and SPV (as amended, restated, supplemented or otherwise modified from time to time, the "Sale Agreement"). Reference to
Section 2.2 of the Sale Agreement is hereby made for a statement of the terms and conditions under which the loans evidenced hereby have been and will be made. All terms which are capitalized and used herein and which are not otherwise specifically defined herein shall have the meanings ascribed to such terms in the Sale Agreement.


                  2. Interest. SPV further promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full hereof at a rate equal to the LIBO Rate; provided, however, that if SPV shall default in the payment of any principal hereof, SPV promises to pay, on demand, interest at the rate of the LIBO Rate plus 2.00% per annum on any such unpaid amounts, from the date such payment is due to the date of actual payment. Interest shall be payable on the first Business Day of each month in arrears; provided, however, that SPV may elect on the date any interest payment is due hereunder to defer such payment and upon such election the amount of interest due but unpaid on such date shall constitute principal under this Subordinated Note. The outstanding principal of any loan made under this Subordinated Note shall be due and payable on the Collection Date and may be repaid or prepaid at any time without premium or penalty.

                  3. Principal Payments. Originator is authorized and directed by SPV to enter on the grid attached hereto, or, at its option, in its books and records, the date and amount of each loan made by it which is evidenced by this Subordinated Note and the amount of each payment of principal made by SPV, and absent manifest error, such entries shall constitute prima facie evidence of the accuracy of the information so entered; provided that neither the failure of Originator to make any such entry or any error therein shall expand, limit or affect the obligations of SPV hereunder.

                  4. Subordination. The indebtedness evidenced by this Subordinated Note is subordinated to the prior payment in full of all of SPV's recourse obligations under that certain Receivables Purchase Agreement dated as of April 8, 2003 by and among SPV, Public Service Company of New Mexico, as Servicer, various "Investors" and "Managing Agents" from time to time party thereto, and FSI, as the "Deal Agent" (as amended, restated, supplemented or otherwise modified from time to time, the "Purchase Agreement"). The subordination provisions contained herein are for the direct benefit of, and may be enforced by, the Deal Agent and the Investors and/or any of their respective assignees (collectively, the "Senior Claimants") under the Purchase Agreement. Until the date on which all "Capital" outstanding under the Purchase Agreement has been repaid in full and all other obligations of SPV and/or the Servicer thereunder and under the "Fee Letters" referenced therein (all such obligations, collectively, the "Senior Claim") have been indefeasibly paid and satisfied in full, Originator shall not demand, accelerate, sue for, take, receive or accept from SPV, directly or indirectly, in cash or other property or by set-off or any other manner (including, without limitation, from or by way of collateral) any payment or security of all or any of the indebtedness under this Subordinated Note or exercise any remedies or take any action or proceeding to enforce the same; provided, however, that (i) Originator hereby agrees that it will not institute against SPV any proceeding of the type described in Section 6.1(d) of the Sale Agreement unless and until the Collection Date has occurred and (ii) nothing in this paragraph shall restrict SPV from paying, or Originator from requesting, any payments under this Subordinated Note so long as SPV is not required under the Purchase Agreement to set aside for the benefit of, or otherwise pay over to, the funds used for such payments to any of the Senior Claimants and further provided that the making of such payment would not otherwise violate the terms and provisions of the Purchase Agreement. Should any payment, distribution or security or proceeds thereof be received by Originator in violation of the immediately preceding sentence, Originator agrees that such payment shall be segregated, received and held in trust for the benefit of, and deemed to be the property of, and shall be immediately paid over and delivered to the Deal Agent for the benefit of the Senior Claimants.

                  5. Bankruptcy; Insolvency. Upon the occurrence of any proceeding of the type described in Section 6.1(d) of the Sale Agreement involving SPV as debtor, then and in any such event the Senior Claimants shall receive payment in full of all amounts due or to become due on or in respect of Capital and the Senior Claim (including "Broken Funding Costs" and "Yield" as defined and as accruing under the Purchase Agreement after the commencement of any such proceeding, whether or not any or all of such Broken Funding Costs or Yield is an allowable claim in any such proceeding) before Originator is entitled to receive payment on account of this Subordinated Note, and to that end, any payment or distribution of assets of SPV of any kind or character, whether in cash, securities or other property, in any applicable insolvency proceeding, which would otherwise be payable to or deliverable upon or with respect to any or all indebtedness under this Subordinated Note, is hereby assigned to and shall be paid or delivered by the Person making such payment or delivery (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Deal Agent for application to, or as collateral for the payment of, the Senior Claim until such Senior Claim shall have been paid in full and satisfied.

                  6. Amendments. This Subordinated Note shall not be amended or modified except in accordance with Section 8.1 of the Sale Agreement. The terms of this Subordinated Note may not be amended or otherwise modified without the prior written consent of the Deal Agent for the benefit of the Investors.

                  7. GOVERNING LAW. THIS SUBORDINATED NOTE HAS BEEN MADE AND DELIVERED AT ALBUQUERQUE, NEW MEXICO, AND SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS AND DECISIONS OF THE STATE OF NEW MEXICO. WHEREVER POSSIBLE EACH PROVISION OF THIS SUBORDINATED NOTE SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS SUBORDINATED NOTE SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS SUBORDINATED NOTE.

                  8. Waivers. All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor. Originator additionally expressly waives all notice of the acceptance by any Senior Claimant of the subordination and other provisions of this Subordinated Note and expressly waives reliance by any Senior Claimant upon the subordination and other provisions herein provided.

                  9. Assignment. This Subordinated Note may not be assigned, pledged or otherwise transferred to any party other than Originator without the prior written consent of the Deal Agent, and any such attempted transfer shall be void.

                                        PNM RECEIVABLES CORP.



                                        By: ___________________________________
                                            Title:

                                    Schedule
                                       to
                                SUBORDINATED NOTE


                  SUBORDINATED LOANS AND PAYMENTS OF PRINCIPAL


                  Amount of      Amount of       Unpaid
                Subordinated     Principal      Principal     Notation made
  Date              Loan           Paid          Balance            by
----------    ---------------   -----------    -----------    -------------

----------    ---------------   -----------    -----------    -------------

----------    ---------------   -----------    -----------    -------------

----------    ---------------   -----------    -----------    -------------

----------    ---------------   -----------    -----------    -------------

----------    ---------------   -----------    -----------    -------------

----------    ---------------   -----------    -----------    -------------

----------    ---------------   -----------    -----------    -------------

----------    ---------------   -----------    -----------    -------------

----------    ---------------   -----------    -----------    -------------

----------    ---------------   -----------    -----------    -------------

----------    ---------------   -----------    -----------    -------------

----------    ---------------   -----------    -----------    -------------

----------    ---------------   -----------    -----------    -------------

----------    ---------------   -----------    -----------    -------------

----------    ---------------   -----------    -----------    -------------

----------    ---------------   -----------    -----------    -------------

----------    ---------------   -----------    -----------    -------------

                                    Exhibit V
                                    ---------

                         Form of Compliance Certificate

         To:  Fleet Securities, Inc.

                  This Compliance Certificate is furnished pursuant to that certain Receivables Sale Agreement dated as of April 8, 2003, among PNM Receivables Corp. (the "Servicer") and Public Service Company of New Mexico (the "Originator") (the "Agreement").

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

         1. I am the duly elected _____________________ of Servicer.

         2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Servicer during the accounting period covered by the attached financial statements.

         3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Amortization Event or Potential Amortization Event, as each such term is defined under the Agreement, existing as of the date of this Certificate, except as set forth in paragraph 5 below.

         4. Schedule I attached hereto sets forth financial data and computations of certain covenants of the Agreement, all of which data and computations are true, complete and correct in all material respects.

         5. Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Seller has taken, is taking, or proposes to take with respect to each such condition or event:

--------------------------------------------------------------------------------


         The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this____ day of ____,____.

                      SCHEDULE I TO COMPLIANCE CERTIFICATE


A. Schedule of Compliance as of __________, ____ with Section ___ of the Agreement. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

                  This schedule relates to the period ended:  ______________

                                   Schedule A
                                   ----------

                       DOCUMENTS TO BE DELIVERED TO BUYER
                           ON OR PRIOR TO THE PURCHASE

                              [Attach Closing List]

                                TABLE OF CONTENTS

                                                                           Page

ARTICLE I
DEFINITIONS..................................................................1


ARTICLE II
AMOUNTS AND TERMS............................................................6

     Section 2.1      Purchase of Receivables................................6
     Section 2.2      Payment for the Purchases..............................6
     Section 2.3      Purchase Price Credit Adjustments......................8
     Section 2.4      Payments and Computations, Etc.........................9
     Section 2.5      Transfer of Records....................................9
     Section 2.6      Characterization.......................................9

ARTICLE III
REPRESENTATIONS AND WARRANTIES..............................................10

     Section 3.1      Representations and Warranties of Originator..........10

ARTICLE IV
CONDITIONS OF PURCHASE......................................................13

     Section 4.1      Conditions Precedent to Initial Purchase..............13
     Section 4.2      Conditions Precedent to Subsequent Purchases..........13

ARTICLE V
COVENANTS...................................................................14

     Section 5.1      Affirmative Covenants of Originator...................14
     Section 5.2      Negative Covenants of Originator......................18

ARTICLE VI
TERMINATION EVENTS..........................................................19

     Section 6.1      Termination Events....................................19
     Section 6.2      Remedies..............................................20

ARTICLE VII
INDEMNIFICATION.............................................................21

     Section 7.1      Indemnities by Originator.............................21
     Section 7.2      Other Costs and Expenses..............................23

ARTICLE VIII
MISCELLANEOUS...............................................................23


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                                TABLE OF CONTENTS
                                   (continued)
                                                                          Page


     Section 8.1      Waivers and Amendments................................23
     Section 8.2      Notices...............................................23
     Section 8.3      Protection of Ownership Interests of Buyer............23
     Section 8.4      Confidentiality.......................................24
     Section 8.5      Bankruptcy Petition...................................25
     Section 8.6      CHOICE OF LAW.........................................25
     Section 8.7      CONSENT TO JURISDICTION...............................25
     Section 8.8      WAIVER OF JURY TRIAL..................................26
     Section 8.9      Integration; Binding Effect; Survival of Terms........26
     Section 8.10     Counterparts; Severability; Section References........26


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                             EXHIBITS AND SCHEDULES


EXHIBIT I         --       Principal Place of Business; Location(s) of Records;
                           Federal Employer Identification Number; Other Names

EXHIBIT II        --       Lock-Boxes; Blocked Accounts; Collection Banks

EXHIBIT III       --       Credit and Collection Policy

EXHIBIT IV        --       Form of Subordinated Note

EXHIBIT V         --       Form of Compliance Certificate


SCHEDULE A        --       List of Documents to Be Delivered to Buyer Prior to
                           the Purchase